                                                                     EXHIBIT 2.3



                            DATED: December 30, 2002






                 SECOND AGREEMENT TO AMEND SHARE SALE AGREEMENT

                                     BETWEEN

                          CONSOLIDATED WATER CO. LTD.

                                       AND

                   WILLIAM T. ANDREWS AND MARGARET D. ANDREWS

















                       CHARLES ADAMS, RITCHIE & DUCKWORTH
                                  ZEPHYR HOUSE
                                 P.O. BOX 709 GT
                                   MARY STREET
                                  GRAND CAYMAN
                                 CAYMAN ISLANDS

                 SECOND AGREEMENT TO AMEND SHARE SALE AGREEMENT


THIS SECOND AGREEMENT TO AMEND SHARE SALE AGREEMENT is made this 30th day of December, 2002


BETWEEN:

(1) CONSOLIDATED WATER CO. LTD., formerly Cayman Water Company Limited, of Trafalgar Place, West Bay Road, P.O. Box 1114 GT, Grand Cayman (hereinafter "the Purchaser") of the first part; and

(2) WILLIAM T. ANDREWS and MARGARET D. ANDREWS of 12 Chapel Road, Paget, PG 02, Bermuda (the "Vendors") of the second part.


WHEREAS:

The parties hereto entered into a Share Sale Agreement dated October 4, 2002 (the "Share Sale Agreement").

The Share Sale Agreement provided at Clause 9.8 that the Share Sale Agreement could be modified by an instrument in writing signed by the duly authorised representatives of the parties.

The Share Sale Agreement was amended to provide for a later completion date and the consequences thereof by an Agreement to Amend Share Sale Agreement dated November 29, 2002 (the "Amending Agreement").

The completion of the Share Sale Agreement as amended by the Amending Agreement was made conditional on the happening of certain events on or before December 31, 2002, and the parties have agreed that the conditions precedent to the Share Sale Agreement as amended by the Amending Agreement are unlikely to be satisfied by that date and accordingly the parties have agreed to enter into this second amending agreement to provide for the later completion date and the consequences thereof.


NOW IT IS HEREBY AGREED as follows:-

1. Clauses 4.2, 4.3 and 5.1 of the Share Sale Agreement as amended by the Amending Agreement are each amended by deleting "December 31, 2002", wherever it appears, and substituting therefor "January 31, 2003".

2. Clause 3.8 of the Share Sale Agreement as amended by the Amending Agreement is amended by deleting "November 29, 2002" wherever it appears and substituting therefor "December 31, 2002".

3. Except as expressly modified by this Agreement, the Share Sale Agreement as amended by the Amending Agreement continues in full force and effect according to its terms.

AS WITNESS WHEREOF the parties hereto have set their hands the date first above written.


SIGNED for and on behalf of        )
Consolidated Water Co. Ltd.        )
by Jeffrey M. Parker               )
in the presence of:                )
                                   )
                                   )
/s/ Brent Santha                   ) /s/ Jeffrey M. Parker
-------------------------------    )---------------------------------------
Witness: Brent Santha                Chairman & C.E.O.
         P.O. Box 1114 GT,
         Grand Cayman
         Management Accountant


SIGNED by the Vendors              )
in the presence of:                )
                                   )
                                   )
 /s/ Gerard Pereira                )  /s/ William T. Andrews
-------------------------------    ) --------------------------------------
Witness: Gerard Pereira              William T. Andrews
         Grand Cayman


SIGNED by the Vendors              )
in the presence of:                )
                                   )
                                   )
/s/ Donna Stamper                  ) /s/ Margaret D. Andrews
-------------------------------    )---------------------------------------
Witness:  Donna Stamper             Margaret D. Andrews
          95 South Road
          Paget PG03
          Bermuda